Exhibit 10.1

BAKERS FOOTWEAR GROUP, INC.

2012 INCENTIVE COMPENSATION PLAN

1.	Purpose of the Plan.

The Bakers Footwear Group, Inc. 2012 Incentive Compensation Plan (the “Plan”) has been established by Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), to:

(a) attract and retain executive, managerial, other salaried employees, consultants and members of the Company’s Board of Directors (“Directors”);

(b) reward management for creating value for shareholders;

(c) motivate participants to achieve long-range goals;

(d) provide incentive compensation opportunities that are competitive with those of other similar businesses; and

(e) further align a participant’s interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock, and thereby promote the long-term financial interests of the Company, including the growth in value of the Company’s equity and enhancement of long-term stockholder returns.

2.	Awards Under the Plan.

Awards granted under the Plan (“Awards”) shall be restricted stock units as described in Section 7 (“Restricted Stock Unit” or “RSU” Awards).

3.	Stock Subject to the Plan.

One million ten thousand (1,010,000) shares of the authorized but unissued common stock, par value of $0.0001 per share, of the Company (“Common Stock”) have been allocated to the Plan for awards under the Plan. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. The number of shares allocated to the Plan shall be adjusted to reflect subsequent stock dividends, stock splits, reverse stock splits, and similar matters affecting the number of outstanding shares of Common Stock. In the event any Restricted Stock Unit Award is cancelled, forfeited, terminated or otherwise expires on account of termination of a participant’s employment (or capacity as a Director), failure to meet vesting terms, or for any other reason, the shares related to such award shall again be available for purposes of the Plan.

4.	Administration.

(a) Generally. The Plan shall be administered by the Committee referred to in Section 5 (the “Committee”). The Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which Restricted Stock Unit Awards shall be granted and the number of shares to be subject to each award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company’s success, and such other factors as the Committee, in its discretion, shall deem relevant. The Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and any applicable Award agreement, to determine the terms and provisions of the respective Restricted Stock Unit Awards (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply an omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

(b) Delegation. The Committee may, in its discretion, delegate to the Chief Executive Officer (“CEO”) of the Company the authority to determine the individuals to whom, and the time or times at which and terms upon which, RSU Awards shall be granted; provided, however, that the Committee may not delegate such authority to the CEO with respect to non-employee Directors or employees of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

5.	The Committee.

The Committee shall be the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as may be authorized from time to time by the Board of Directors.

6.	Eligibility.

Restricted Stock Unit Awards may be granted to: Directors, executive, managerial and other salaried employees, and consultants, of the Company, its subsidiaries or any subsidiary of its subsidiaries, who may, but need not be, officers of the Company, or of its subsidiaries or divisions, who are determined by the Committee in its discretion, to be important to the future success of the Company (which such determination shall be conclusively evidenced by a grant or award under this Plan).

7.	Restricted Stock Unit Awards.

(a) RSUs. A Restricted Stock Unit constitutes a book keeping entry or other evidence maintained by the Company that represents the right (subject to forfeiture) of a participant in the Plan (“Participant”) to receive one share of Common Stock to be issued and delivered in accordance with the terms and conditions set forth herein and any additional terms and conditions that may be set forth in a written instrument evidencing the Restricted Stock Unit.

(b) Grant of RSUs. Restricted Stock Unit awards shall be awarded in such numbers and at such times as the Committee shall determine. RSU Awards shall be subject to such terms and conditions or restrictions as the Committee deems appropriate including, but not limited to, price appreciation of the Common Stock, restrictions on transferability, requirements of continued employment, achievement of individual goals, or any combination thereof. The period of vesting and the forfeiture restrictions shall be established by the Committee at the time of grant, except that each restriction period shall not be less than two years. The RSUs granted thereunder shall be forfeited automatically by a Participant whose employment (or capacity as a Director) with the Company or a subsidiary is terminated, with or without cause, prior to the vesting and payout of the RSUs. Notwithstanding the foregoing, the Committee may, in its absolute discretion, vest and payout such RSUs in full, pro-rata, or not at all, as it may determine, to a Participant whose employment (or capacity as a Director) terminates on account of death, disability or otherwise prior to the vesting of the RSU Award. If termination is on account of death, the Committee may in its absolute discretion vest such RSUs in the Participant’s surviving spouse, heirs or estate, in such portion or no portion as the Committee may determine.

(c) No Rights. RSUs represent an unsecured promise of the Company to issue shares of Common Stock of the Company in the future if conditions are met as determined by the

Committee, the Plan and the Award agreement. A Participant shall have no rights of a shareholder of the Company until such RSUs have vested and the related shares of Common Stock have been issued.

(d) Transferability. Unless otherwise determined by the Committee, the RSUs (or any rights relating thereto) shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred except by will or the laws of descent and distribution. Any other attempted assignment of any RSUs shall be null and void. The Company shall not be required to honor the transfer of any RSUs that have been sold or otherwise transferred in violation of any of the provisions of an Award agreement or the Plan.

(e) Maximum. The maximum number of RSUs which may be awarded to any individual for any one year shall be 250,000 shares (subject to the anti-dilution provisions in Section 3).

(f) Fair Market Value. “Fair Market Value” of a share of Common Stock on any date of reference shall mean the Closing Price (as defined below) of the Common Stock on the Trading Day (defined below) immediately preceding such day, unless the Committee or Board of Directors determines otherwise, in good faith, in a fair and uniform manner. For the purpose of determining Fair Market Value, the “Closing Price” of the Common Stock on any Trading Day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the OTC Bulletin Board, or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated (or its successor) if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. Trading Day means any business day, provided that if no sales of Common Stock were made on that date, such Trading Day shall be disregarded.

8.	Additional Provisions.

(a) No adjustment shall be made in the RSUs awarded on account of cash dividends which may be paid, or other rights which may be issued to, the holders of Common Stock during the term of the Plan except as stated in Section 9 below.

(b) No Participant in the Plan shall have any right because of being a Participant in the Plan to continue in the employ (or capacity as a Director) of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of the Participant’s present or any other level of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any Participant from employment (or capacity as a Director) or to change the assignments of any Participant are expressly reserved to the Company.

(c) The Company, at the time any distribution is made under the Plan, shall, where required, withhold shares or cash in the amount necessary to satisfy the tax withholding requirements in respect of such distribution, provided that in the option and at the discretion of the Company a Participant may be required to pay to the Company such cash amount as may be necessary to satisfy tax withholding requirements.

(d) Shares of Common Stock delivered pursuant to the terms of the Plan will either be treasury shares of Common Stock acquired prior to or during the term of the Plan, or authorized but unissued shares of Common Stock as determined by the Company. The Directors and officers of the Company are authorized to take such action as may be necessary to provide for the issuance of any and all of the shares which may be necessary to satisfy the Company’s obligations hereunder. The Directors and officers of the Company are authorized to cause said shares to be included or listed on the OTC Bulletin Board, Nasdaq Stock Market or the New York Stock Exchange and any other markets or stock exchanges on which Common Stock may at such time be included or listed. Shares of Common Stock delivered to Participants hereunder in satisfaction of Restricted Stock Unit Awards may be restricted stock under the Securities Act of 1933, as amended, and the certificates for such shares may have a legend imprinted thereon restricting the resale of said shares except in a registered offering or pursuant to an available exemption from registration. The Company may but is under no obligation to register shares of Common Stock issuable pursuant to the Plan.

(g) Payments, or distributions of stock, will be as determined by the Committee and reflected in applicable Award agreements.

9.	Adjustments Upon Changes in Capitalization or Corporate Acquisitions.

In the event of reorganization, recapitalization, stock dividends, stock splits, reverse stock splits, or combination or exchange of shares affecting the number of shares of Common Stock during the term of the Plan, appropriate revision may be made in the discretion of the Committee (i) in any applicable performance goals, and (ii) in the shares awarded to reflect the effect of such event on the interests of the recipients of Restricted Stock Unit Awards under the Plan. In the event of a special, non-recurring distribution of cash, securities or otherwise, with respect to Common Stock, the Committee may pay such special bonus or take such other action with respect to Restricted Stock Unit Awards as it deems just and equitable to reflect such distribution, but in no event shall the total number of shares used under the Plan exceed the number authorized under Section 3 (as may be adjusted pursuant to the first sentence of this Section).

10.	Amendment and Termination.

Either the Board of Directors or the Committee may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable.

11.	Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board of Directors or the Committee and no shareholder approval shall be required.

12.	Time of Granting Restricted Stock Unit Awards.

A Restricted Stock Unit Award under the Plan shall be deemed to be made to a Participant on the date specified by the Committee or its designee, by formal action of the Committee or its designee duly recorded, which may be deemed to be the date that an Award agreement is executed (but in no event prior to the adoption of the Plan by the Board of Directors or the Committee and in no event prior to the filing and effectiveness of a registration statement by the Company relating to the Plan with the Securities and Exchange Commission), provided that such Restricted Stock Unit Award is evidenced by a written notice of award duly executed on behalf of the Company.

13.	Term of Plan.

This Plan shall terminate five (5) years after the date on which it is approved and adopted by the Board of Directors or the Committee, and Restricted Stock Unit Awards shall not be granted hereunder after the expiration of such five-year period. Restricted Stock Unit Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

14.	Change of Control.

(a) Definition “Change of Control” as used in this Plan shall mean:

(i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“1934 Act”) (excluding, for this purpose, our Chairman of the Board and Chief Executive Officer on the date that this Plan is adopted, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of 50% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the date of the adoption of the Plan, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors) shall be, for purposes of this paragraph, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation would not immediately thereafter own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(b) Restricted Stock Unit Awards. In the event of a Change of Control, Participants then holding awards of Restricted Stock Units shall be entitled to receive payout of the RSUs (or equivalent value), free of any conditions and as if the specified restricted periods had elapsed and any applicable performance objectives relating thereto had been fully achieved and the Restricted Stock Units shall be deemed to be fully vested; and in this event the holders of Restricted Stock Units shall be entitled to full payment therefor, in Common Stock and in cash, or in such combination of stock and cash as determined by the Committee, payable upon the date of such Change of Control. For the purpose hereof the date of the expiration of the applicable performance period shall be deemed to be the date as of which any Change of Control shall occur.

15.	Governing Law.

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable Federal law.

16.	Severability.

In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.	Interpretation and Savings.

All terms and conditions of this Plan applicable to any non-qualified deferred compensation shall be construed to be in accordance with the non-qualified deferred compensation requirements of Section 409A of the Internal Revenue Code of 1986 (“Code”), including but not limited to its short term deferral exception, and any offending or non-compliant terms shall be amended, voided and reformed to the extent necessary to comply with Section 409A.

18.	Specified Employee Determination.

Notwithstanding anything herein to the contrary, in the event that a Participant is determined to be a specified employee within the meaning of Section 409A of the Code, for purposes of any payment of nonqualified deferred compensation that is subject to Section 409A and is payable on account of a separation from service hereunder, payment(s) shall be made or begin, as applicable, on the first payroll date which is more than six months following the date of separation from service, to the extent required to avoid any adverse tax consequences under Section 409A of the Code.

As Approved by the Board of Directors on April 16, 2012.